As filed with the Securities and Exchange Commission on July 24, 2012
Registration No. 333-51148

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRITTON & KOONTZ CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	64-0665423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Main Street
Natchez, Mississippi 39120
 (Address, including zip code, of principal executive offices)

BRITTON & KOONTZ CAPITAL CORPORATION’S ASSUMPTION OF THE
LOUISIANA BANCSHARES, INC. INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

W. Page Ogden	Copy to:
President and Chief Executive Officer	Mark W. Jeanfreau, Esq.
Britton & Koontz Capital Corporation	Phelps Dunbar LLP
500 Main Street	365 Canal Street, Suite 2000
Natchez, Mississippi 39120	New Orleans, Louisiana 70130
(601) 445-5576	(504) 566-1311
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On July 11, 2012, Britton & Koontz Capital Corporation, a Mississippi corporation (the “Registrant”), filed Post-Effective No. 1 to Form S-8 Registration Statement (“Post-Effective Amendment No. 1”) with the Securities and Exchange Commission to deregister any and all shares of the Registrant’s common stock, par value $2.50 per share, previously registered pursuant to the Registration Statement on Form S-8 (Registration No. 333-51148) that the Registrant filed on December 1, 2000  to register 47,124 shares of its common stock for issuance in connection with its assumption of the Louisiana Bancshares, Inc. Incentive Stock Option Plan, which plan was assumed in connection with the merger of Louisiana Bancshares, Inc. with and into the Registrant.

The Post-Effective Amendment No. 1 did not quantify the exact number of shares of the Registrant’s common stock being deregistered pursuant to Post-Effective Amendment No. 1.  This Post-Effective Amendment No. 2 is being filed to specify that 4,981 shares of the Registrant’s common stock were deregistered pursuant to Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on the 24th day of July, 2012.

BRITTON & KOONTZ CAPITAL CORPORATION

By:	/s/ W. Page Ogden
W. Page Ogden, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities on the 24th day of July, 2012.

	Signature	Title

	/s/ W. Page Ogden	President, Chief Executive
	W. Page Ogden	Officer and Director
(Principal Executive Officer)

	/s/ William M. Salters	Chief Financial Officer
	William M. Salters	(Principal Financial and
Accounting Officer)

	/s/ Robert R. Punches	Chairman and Director
Robert R. Punches

	*	Director
W.W. Allen, Jr.

	*	Director
Craig A. Bradford, DMD

	/s/ George R. Kurz	Director
George R. Kurz

	/s/ Vinod K. Thukral	Director
Vinod K. Thukral, Ph.D.

* By:	/s/ W. Page Ogden, Jr.
W. Page Ogden, Jr.
Attorney-in-Fact